[THE DIAL CORPORATION LETTERHEAD]

NEWS RELEASE

Contact	Stephen D. Blum — Investor Relations (480) 754-5040

Tom A. Herrmann — Media Relations (480) 754-2202

The Dial Corporation Analyst/Investor Conference
Dial to host a live audio Web cast, Conference Call on February 20

Scottsdale, Ariz. — February 6, 2003 - The Dial Corporation (NYSE: DL) will host a live audio web cast and conference call of The Dial Corporation’s Analyst/Investor Conference to discuss Dial’s outlook and strategies for 2003 at 3:30 p.m. EST on Thursday, February 20, 2003. Access for the web cast is open to the press and the general public in a listen-only mode. To access the conference call, please dial (416) 695-6120. Herbert M. Baum, Chairman, President and CEO, will moderate the conference, which will include presentations from a number of Dial senior executives.

Date: Time: Dial-in: Web cast:	Thursday, February 20, 2003 3:30 p.m. EST (416) 695-6120 http://investor.info.dialcorp.com/webcasts.cfm

Replay Information

If you are unable to participate in the conference call, a replay will be available starting two hours after the conference and continuing for one week, ending at 12:00 midnight EST on February 27, 2003. To access the replay, please dial (416) 695-9731 and mention that you are calling for The Dial Corporation conference call.

Web Cast Information A web cast of the presentation is open to the general public and is available by accessing http://investor.info.dialcorp.com/webcasts.cfm. A replay will be available starting two hours after the conference and continuing for one week, ending at 12:00 midnight EST on February 27, 2003.

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